Exhibit 4.1

                                 AMENDMENT NO. 3

                  AMENDMENT NO. 3, dated as of September 29, 2006 (this "Amendment"), by and among Revlon Consumer Products Corporation (the "Company"), Citicorp USA, Inc., as administrative agent for the Term Loan Lenders (in such capacity, the "Term Loan Administrative Agent"), and Citicorp USA, Inc., as administrative agent for the Multi-Currency Lenders (in such capacity, the "Multi-Currency Administrative Agent" and, together with the Term Loan Administrative Agent, the "Administrative Agents").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Administrative Agents are parties to that certain Credit Agreement, dated as of July 9, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company and the Local Borrowing Subsidiaries, as borrowers, the Lenders and Issuing Lenders party thereto, the Term Loan Administrative Agent, the Multi-Currency Administrative Agent and Citicorp USA, Inc., as collateral agent for the Secured Parties; and

                  WHEREAS, the Company has requested that the Administrative Agents, on behalf of the Lenders, enter into this Amendment to amend the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                  2. Amendment. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the definition of "EBITDA" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by (a) replacing the word "and" at the end of clause (b)(xvi) thereof with ",", (b) adding the word "and" at the end of clause (b)(xvii) thereof and
(c) adding the following as a new clause (b)(xviii) thereof:

                     "(xviii) non-recurring restructuring charges, asset impairment charges, inventory write-offs and returns costs, plus in each case related charges, in an aggregate amount with respect to all charges under this clause (xviii) not to exceed the lesser of (A) $75,000,000 and (B) the actual amount of such charges in connection with the organizational changes announced by the Company on September 18, 2006, the restructuring announced by the Company on September 25, 2006 and retail space reconfigurations and/or product discontinuances associated with the discontinuation of the Company's Vital Radiance brand announced by the Company on September 25, 2006 (in each case, specifically identified and itemized by the Company at the time taken, whether or not characterized as a non-recurring or restructuring charge in accordance with GAAP)".


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                  3. Conditions to Effectiveness of this Amendment. This
Amendment shall become effective as of the date the following conditions precedent have been satisfied (the "Effective Date"):

                  (a) The Administrative Agents shall have received (i) this Amendment, duly executed and delivered by the Company and the Administrative Agents, (ii) the Consent and Affirmation, in the form attached hereto as Annex A, duly executed and delivered by each of the Guarantors, and (iii) Lender Consents, in the form attached hereto as Annex B (the "Lender Consent"), duly executed and delivered by Lenders constituting the Required Lenders.

                  (b) (i) The Term Loan Administrative Agent shall have received from the Company, for the ratable benefit of the Term Loan Lenders that have delivered a Lender Consent on or prior to 12:00 noon (New York time) on September 29, 2006, an amendment fee equal to 0.25% of each such Term Loan Lender's Term Loan Percentage of the aggregate principal amount of Term Loans outstanding on the Effective Date and (ii) the Multi-Currency Administrative Agent shall have received from the Company, for the ratable benefit of the Multi-Currency Lenders that have delivered a Lender Consent on or prior to 12:00 noon (New York time) on September 29, 2006, an amendment fee equal to 0.25% of each such Multi-Currency Lender's Multi-Currency Percentage of the Aggregate Multi-Currency Commitment on the Effective Date.

                  (c) Prior to and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (d) No Default or Event of Default shall have occurred and be continuing on the date hereof prior to or after giving effect to this Amendment.

                  4. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agents and the Lenders, on and as of the date hereof, both prior to and after giving effect to this Amendment, that:

                  (a) (i) The Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Company and (iii) this Amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (b) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

                  (c) No Default or Event of Default has occurred and is continuing.

                  5. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Company shall continue to be bound by all of such terms and provisions. This Amendment is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agents' or the Lenders' willingness to amend or waive, any other provisions of the Credit Agreement or the same provisions for any other date or purpose.

                  6. Expenses. The Company agrees to pay and reimburse each Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and all other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agents.

                  7. Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

                  9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

                  10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11. Loan Document. This Amendment is a Loan Document.

                  12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                   REVLON CONSUMER PRODUCTS
                                   CORPORATION


                                   By: /s/ Robert K. Kretzman
                                       ----------------------
                                   Name: Robert K. Kretzman
                                   Title: Executive Vice President, Chief Legal
                                   Officer, General Counsel and Secretary


                                   CITICORP USA, INC., as Term Loan
                                   Administrative Agent and Multi-Currency
                                   Administrative Agent


                                   By:  /s/ William Washburn
                                        --------------------
                                   Name:  William Washburn
                                   Title:  Director/Vice President